UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2009

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 1, 2009, Rackable Systems, Inc. (“Rackable”), a Delaware corporation, announced that it had signed an Asset Purchase Agreement (the “Agreement”) to acquire substantially all the assets of Silicon Graphics, Inc., a Delaware corporation (“SGI”), including SGI’s non-U.S. subsidiaries and operations, other than certain assets unrelated to the ongoing business. The Agreement, dated March 31, 2009, was made and entered into by and among Rackable, SGI and certain SGI subsidiaries. The Agreement has been approved by the respective boards of directors of Rackable and SGI.

Under the terms of the Agreement, Rackable or a subsidiary of Rackable, will acquire the assets for a purchase price of approximately $25 million in cash, $10 million of which will be placed in escrow and available to Rackable following the closing to reimburse Rackable for payments and expenses made or incurred in connection with certain tax matters. In addition, Rackable will assume certain liabilities associated with the acquired assets. Following the signing of the Agreement, SGI and certain of its affiliated entities located in the U.S. filed a voluntary Chapter 11 bankruptcy petition and motions to approve the Agreement.

As with any similar transaction, the proposed acquisition remains subject to certain closing conditions set forth in the Agreement, including bankruptcy court approval, and other uncertainties. Subject to such conditions and uncertainties, the transaction is expected to close within approximately 60 days. A press release, dated April 1, 2009, announcing the signing of the Agreement is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Agreement is filed as Exhibit 2.1 hereto, and the above description of the material terms of the Agreement is qualified in its entirety by the Agreement as so filed.

Item 8.01	Other Events.

Rackable also announced today that it had suspended its previously announced stock repurchase program to buy up to $40 million of its shares.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of March 31, 2009, by and among Silicon Graphics, Inc., the subsidiaries of Silicon Graphics, Inc. listed on Schedule I thereto, and Rackable Systems, Inc.

99.1	Press Release dated April 1, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.

Dated: April 1, 2009	By:	/s/ Maurice Leibenstern
Maurice Leibenstern Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Asset Purchase Agreement dated as of March 31, 2009, by and among Silicon Graphics, Inc., the subsidiaries of Silicon Graphics, Inc. listed on Schedule I thereto, and Rackable Systems, Inc.

99.1	Press Release dated April 1, 2009.